                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Innovir Laboratories, Inc. and Subsidiaries on Form S-3 (File Nos. 333-12865, 333-01078 and 33-93608), Post effective Amendment No. 3 to Form S-1 (File No. 33-63142) and Form S-8 (File Nos. 33-86022 and 33-86024) of our report dated March 4, 1997, on our audit of the financial statements of Innovir Laboratories, Inc. and Subsidiaries as of and for the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                                COOPERS & LYBRAND L.L.P.

New York, New York
March 30, 1998